Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based upon the historical financial statements of AgriFORCE Growing Systems Ltd. (“AgriFORCE”) after giving effect to the January 17, 2025 acquisition of the Bitcoin mining operations of Bald Eagle Mining, LLC (“Bald Eagle”). The Company paid total consideration of $4,765,000 for assets comprising a five MW Bitcoin mining facility (on two sites) in Columbiana County Ohio (the “Facility”) from Bald Eagle Mining, LLC. The assets purchased consist of following assets, inter alia: Nine hundred (900) S-19 J Pro BITMAIN Antminers, transformers necessary to operate the Facility, five (5) custom 40 ft Crypto Canman housing containers including 5 power distribution boxes, one Caterpillar trailer mounted standby generator, one Doosan trailer mounted generator set, eight shipping containers and five 1 MW natural gas generator power plants. The Company also received assignment of power purchase agreements to purchase gas at $0.04 per kWh and access leases to the realty underlying the Facility.

The unaudited pro forma condensed combined financial information also gives effect to the transactions undertaken to finance the acquisition of Bald Eagle.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024, combines amounts derived from the historical balance sheets of AgriFORCE and Bald Eagle, giving effect to the acquisition of Bald Eagle as if it had been completed on December 31, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives effect to the acquisition of Bald Eagle and the financing transactions as if they had each occurred on January 1, 2024, by combining amounts derived from AgriFORCE’s consolidated statement of operations for the year ended December 31, 2024, with amounts derived from Bald Eagle’s audited statement of operations for the year ended December 31, 2024.

The following unaudited pro forma condensed combined financial information and related notes present amounts derived from the historical financial information of AgriFORCE and Bald Eagle adjusted to give pro forma effect to events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by AgriFORCE with the Securities and Exchange Commission.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisitions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments represent AgriFORCE’s management’s best estimate and are based upon currently available information and certain assumptions that AgriFORCE believes are reasonable under the circumstances. The final valuation may materially change the allocation of the purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information. Refer to footnote 1 to the unaudited pro forma condensed combined financial information for more information on the basis of preparation.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

(In US dollars)

	AgriFORCE Historical	Bald Eagle Historical	Pre-Acquisition Adjustments		Net Assets Acquired of Bald Eagle	Transaction Accounting Adjustments		Combined Pro Forma
ASSETS

Current
Cash and cash equivalents	$489,868	$23,474	$(23,474)	3(g)	$-	$1,945,000	3(a)	$2,434,868
Digital assets	26,282	251,106	(251,106)	3(g)	-	-		26,282
Other receivable	115,520	4,942	(4,942)	3(g)	-	-		115,520
Deposits receivable	73,849	-	-		-	-		73,849
Inventories	42,443	-	-		-	-		42,443
Prepaid expenses and other current assets	559,271	-	-		-	-		559,271
Total current assets	1,307,233	279,522	(279,522)		-	1,945,000		3,252,233

Non-Current
Property, plant and equipment, net	808,895	4,169,664	-		4,169,664	(531,894)	3(h)	4,446,665
Goodwill	294,941	-	-		-	1,127,230	3(c)	1,422,171
Intangible assets	8,307,690	-	-		-	-		8,307,690
Lease deposit	45,224	-	-		-	-		45,224
TOTAL ASSETS	$10,763,983	$4,449,186	$(279,522)		$4,169,664	$2,540,336		$17,473,983

LIABILITIES
Current
Accounts payable and accrued liabilities	$2,583,295	$70,742	$(70,742)	3(g)	$-	$-		$2,583,295
Derivative liabilities	293,761	-	-		-			293,761
Debentures	1,443,209	-	-		-	779,600	3(b)	2,222,809
Total current liabilities	4,320,265	70,742	(70,742)		-	779,600		5,099,865

Non-Current
Derivative liabilities	191,902	-	-		-	5,930,400	3(b)	6,122,302
Other liabilities	98,864	-	-		-	-		98,864
Long-term debt	41,699	-	-		-	-		41,699
Total liabilities	4,652,730	70,742	(70,742)		-	6,710,000		11,362,730

EQUITY
Common shares, no par value per share - unlimited shares authorized;	65,042,657	-	-		-	-		65,042,657
Additional paid-in-capital	2,964,795	-	-		-	-		2,964,795
Accumulated deficit	(60,782,119)							(60,782,119)
Total invested equity	-	4,378,444	(208,780)	3(g)	4,169,664	(4,169,664)	3(f)	-
Accumulated other comprehensive income	(1,158,294)	-	-			-		(1,158,294)
Obligation to issue shares	44,214	-	-			-		44,214
TOTAL EQUITY	6,111,253	4,378,444	(208,780)		4,169,664	(4,169,664)		6,111,253
TOTAL LIABILITIES AND EQUITY	$10,763,983	$4,449,186	$(279,522)		$4,169,664	$2,540,336		$17,473,983

See accompanying notes.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(In US dollars)

	AgriFORCE Historical	Bald Eagle Historical	Pro Forma Adjustments		Combined Pro Forma

Revenue
Revenue	$67,887	$1,742,218	$-		$1,810,105

OPERATING EXPENSES
Cost of revenue, excluding deprecation	89,115	1,005,187	-		1,094,302
Selling, general and administrative expense	-	54,518	-		54,518
Wages and salaries	2,300,904	-	-		2,300,904
Consulting	423,500	-	-		423,500
Professional fees	655,031	-	-		655,031
Office and administrative	669,310	-	-		669,310
Investor and public relations	273,492	-	-		273,492
Research and development	211,354	-	-		211,354
Share based compensation	387,090	-	-		387,090
Lease expense	60,224	-	-		60,224
Travel and entertainment	67,867	-	-		67,867
Shareholder and regulatory	165,779	-	-		165,779
Sales and marketing	141,638	-	-		141,638
Depreciation	667,061	1,242,861	(856,364)	3(i)	1,053,558
Repairs and maintenance	20,610	-	-		20,610
Write-off of inventory	38,470	-	-		38,470
Write-off of deposit	50,000	-	-		50,000
Legal settlement	111,196	-	-		111,196
Intangible asset impairment	4,137,271	-	-		4,137,271
Realized (gain) loss on digital assets	-	(500,889)	-		(500,889)
Unrealized (gain) loss on digital assets	-	(12,405)	-		(12,405)
TOTAL OPERATING EXPENSES	10,469,912	1,789,272	(856,364)		11,402,820

INCOME (LOSS) FROM OPERATIONS	(10,402,025)	(47,054)	856,364		(9,592,715)

OTHER (INCOME) EXPENSE
Other income, net	(29,319)	-	-		(29,319)
Foreign exchange gain	(204,218)	-	-		(204,218)
Loss (gain) on sale of fixed assets	-	(49,980)	-		(49,980)
Accretion of interest on debentures	2,978,722	-	3,818,598	3(d)	6,797,320
Change in fair value of derivative liabilities	(1,392,530)	-	(4,257,310)	3(e)	(5,649,840)
Loss on debt extinguishment	2,805,306	-	-		2,805,306
Loss (gain) on extinguishment of warrant liability	(14,769)	-	-		(14,769)
Change in fair value of long-term investment	97,488	-	-		97,488
Loss (gain) on conversion of convertible debt	1,627,858	-	-		1,627,858
Other loss	4,252	-	-		4,252
NET (LOSS) INCOME	(16,274,815)	2,926	1,295,076		(14,976,813)

Other comprehensive income (loss)
Foreign currency translation	(831,698)	-	-		(831,698)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTED TO COMMON SHAREHOLDERS	$(17,106,513)	$2,926	$1,295,076		$(15,808,511)

Earnings per share:
Basic	$(22.81)				$(20.99)
Diluted	$(28.84)				$(25.65)

Weighted average number of common shares outstanding
Basic	713,627				713,627
Diluted	407,311				407,311

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with AgriFORCE being the accounting acquirer, and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and was based on amounts derived from the historical consolidated financial statements of AgriFORCE and historical special purpose carve-out financial statements of Bald Eagle.

Under ASC Topic 805, all the assets acquired and liabilities assumed in a business combination are recognized at their assumed acquisition-date fair value, while acquisition-related costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. Fair value of Bald Eagle’s identifiable intangible assets and the estimated amortization periods are based primarily on preliminary information and assumptions likely will change, as AgriFORCE completes a valuation of Bald Eagle’s identifiable assets.

A final determination of fair values of assets acquired and liabilities assumed could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible assets of the business acquired existing as of the closing date. The final valuation may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The pro forma adjustments represent AgriFORCE management’s best estimate and are based upon currently available information and certain assumptions that AgriFORCE believes are reasonable under the circumstances. AgriFORCE is not aware of any material transactions between AgriFORCE and Bald Eagle during the periods presented; hence adjustments have not been reflected in the unaudited pro forma condensed combined financial information for any such transaction.

After consummation of the combination with Bald Eagle, AgriFORCE is performing a comprehensive review of Bald Eagle’s accounting policies. As a result of the review, AgriFORCE may identify differences between the accounting policies of the two companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, AgriFORCE is not aware of any differences that would have a material impact on the combined financial statements.

2.	Financing Transactions

On January 17, 2025, the Company signed an asset purchase agreement to acquire certain assets of Bald Eagle Mining LLC (“Bald Eagle”) for $3.55 million. The assets consist of following assets, inter alia: Nine hundred (900) S-19 J Pro BITMAIN Antminers, transformers necessary to operate the Facility, five (5) custom 40 ft Crypto Canman housing containers including 5 power distribution boxes, one Caterpillar trailer mounted standby generator, one Doosan trailer mounted generator set, eight shipping containers and five 1 MW natural gas generator power plants (the “Bald Eagle Assets”) . The Company also paid $1.22 million for the option to acquire the Bald Eagle Assets.

On December 31, 2024, the Company executed the definitive agreement (the “Agreement”) with accredited institutional investors (the “Investors”) for convertible debentures. On January 16, 2025, the Investors purchased tranches for $7,700,000 of principal debentures with a 10% original issue discount (the “Debentures”) for gross proceeds of $7,000,000. The interest rates on the Debentures are 5% for the first 12 months, and the Company may extend the Debentures’ term by six months by paying a sum equal to six months of interest at 8% per annum. The Debenture may be extended by six months at the election of the Company by paying a sum equal to six months interest on the principal amount outstanding at the end of the 12th month, at the rate of 8% per annum. The Debentures are convertible into common shares at $2.62. In addition, the Investors received 1,910,306 warrants at a strike price of $2.882, which expire on June, 2027 (the “Debenture Warrants”). The Debenture Warrants and Debentures each have down round provisions whereby the conversion and strike prices will be adjusted downward if the Company issues equity instruments at lower prices. The Debenture Warrants strike price and the Debenture conversion price will be adjusted down to the effective conversion price of the issued equity instruments. Due to the currency of these features being different from the Company’s functional currency the Debenture Warrants and Debentures’ convertible features were classified as derivative liabilities. The transaction costs incurred in relation to the Debentures were $290,000.

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3.	Pro Forma Adjustments Related to the Acquisition

The total estimated consideration as shown in the table below is allocated to Bald Eagle tangible and intangible assets and liabilities based on their preliminary estimated fair values as of the pro forma acquisition date:

Consideration:
Cash paid to Bald Eagle	$3,550,000
Cash paid for asset purchase option	1,215,000

Total purchase consideration	$4,765,000

Preliminary allocation of consideration:
Fair value of Bald Eagle net assets as of the pro forma acquisition date	$3,637,770	(h)
Goodwill	$1,127,230	(c)

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed when the Company files its report on Form 10-Q for the quarter ended March 31, 2025, and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment; (2) changes in allocations to intangible assets and goodwill; and (3) other changes to assets

(a)	Represents additional net cash received from financing for the Bald Eagle acquisition minus the total consideration of $4,765,000 paid for the acquisition of the Bald Eagle assets.
(b)	Represents debt financing (Note 2) obtained to complete Bald Eagle transaction.
(c)	Represents the estimated value of goodwill recorded in conjunction with the Bald Eagle acquisition.
(d)	Represents the accretion interest of the convertible debentures issued to finance the Bald Eagle acquisition (Note 2).
(e)	Represents the change in fair value of the conversion feature derivative liabilities and warrant derivative liabilities issued to finance the Bald Eagle acquisition (Note 2).
(f)	Amount represents the elimination of the historical equity of Bald Eagle.
(g)	Amount represents assets and liabilities not acquired or assumed from Bald Eagle Acquisition.
(h)	Represents adjustment to arrive at the fair value of assets acquired from the Bald Eagle Acquisition.
(i)	To adjust depreciation of assets acquired from the Bald Eagle Acquisition based on the fair values as at the acquisition date

4.	Reclassification Adjustments

Certain reclassifications have been made to the historical presentation of Bald Eagle’s financial information to conform to the financial statement presentation of AgriFORCE for purposes of the unaudited pro forma condensed combined financial information.

The adjustments represent the reclassification of cost of revenue, excluding deprecation and depreciation from operating expenses to cost of revenue within revenue.

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